SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                           CURRENT REPORT PURSUANT TO
                             SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): October 19, 2006


                               SAPIENT CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

        0-28074                                          04-3130648
(Commission File Number)                    (I.R.S. Employer Identification No.)

           25 First Street
            Cambridge, MA                                   02141
(Address of Principal Executive Offices)                  (Zip Code)

                                 (617) 621-0200
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01. Entry into a Material Definitive Agreement.

On October 19, 2006, in connection with his previously announced resignation, Jerry A. Greenberg and Sapient Corporation (the "Company") entered into a consulting agreement pursuant to which Mr. Greenberg agrees to provide consulting services to the Company in respect of long-term strategic planning, ongoing client relations and general business development. The consulting agreement is effective as of October 16, 2006, has an initial term of one year and may be terminated by either party upon written notice. Mr. Greenberg will be paid $750 per hour for his services under the agreement.

On October 23, 2006, in connection with her previously announced resignation, Susan D. Cooke and the Company entered into a consulting agreement pursuant to which Ms. Cooke agrees to provide consulting services to assist the Company in the transition to the Company's new Chief Financial Officer. The consulting agreement has a one-year term and may be terminated by either party upon written notice. Ms. Cooke will be paid an initial retainer of $45,000 that is nonrefundable so long as Ms. Cooke continues to provide services under the agreement for 60 days, and $400 per hour for any services performed in excess of
112.5 hours.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 25, 2006                 SAPIENT CORPORATION
                                           (Registrant)



                                        By:  /s/ Kyle A. Bettigole
                                           ------------------------------------
                                        Corporate Counsel & Assistant Secretary